UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 31, 2020

Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Pennsylvania	000-55983	83-1561918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

9 Old Lincoln Highway, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 568-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	MRBK	The NASDAQ Stock Market

Item 8.01Other Events.

Meridian Corporation (the “Corporation”) announced today that the Meridian Corporation Employee Stock Ownership Plan Trust (together with the related employee stock ownership plan, the “ESOP”) has established a $2,000,000 stock purchase authorization with no expiration date. The authorized purchases will be made from time to time in either the open market or through privately negotiated transactions. The Corporation has loaned the ESOP $2,000,000 to facilitate the ESOP’s purchase of the shares. The timing, volume and nature of share purchases will be at the sole discretion of the trustee of the ESOP, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time. No assurance can be given that any particular amount of common stock will be purchased. All or part of the purchases may be implemented under a Rule 10b5-1 trading plan, which would allow repurchases under pre-set terms at times when the ESOP might otherwise be prevented from doing so under insider trading laws or because of self-imposed blackout periods. This repurchase program may be modified, extended or terminated by the trustee of the ESOP at any time.

This Current Report on Form 8-K, and oral statements made regarding the subjects of this release, may contain forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the ESOP’s intention to purchase shares and the Corporation’s plans, objectives, expectations and intentions and other statements contained in this Current Report on Form 8-K that are not historical facts, including statements identified by words such as “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, the current COVID-19 pandemic and government responses thereto, among others, could cause the Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. All statements addressing operating performance, events, or developments that the Corporation expects or anticipates will occur in the future, including statements relating to the ESOP’s intention to purchase shares and execution of its stock purchase program, as well as statements expressing optimism or pessimism about future operating results or benefits from the stock purchase program, are forward-looking statements within the meaning of the Reform Act. The Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Corporation’s control. The statements in this press release are made as of the date of this Current Report on Form 8-K, even if subsequently made available by the Corporation on its website or otherwise.

Although the Corporation does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Corporation cannot guarantee their accuracy. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019 subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. The Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by the Corporation or by or on behalf of Meridian Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1
MERIDIAN CORPORATION

Dated: August 31, 2020

	By:	/s/ Denise Lindsay

Denise Lindsay
Executive Vice President and Chief Financial Officer